Exhibit 10.1

EXECUTION COPY

FOURTH AMENDMENT

FOURTH AMENDMENT, dated as of June 26, 2008 (this “Amendment”), to the Credit Agreement, dated as of March 30, 2007 (as previously amended and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Delek US Holdings, Inc. (the “Borrower”), the lenders from time to time parties thereto (the “Lenders”), Lehman Commercial Paper Inc., as administrative agent (the “Administrative Agent”) and the other parties named therein.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders amend certain provisions in the Credit Agreement in the manner provided for herein; and

WHEREAS, the Administrative Agent and the Required Lenders are willing to agree to the requested amendments subject to the provisions of this Amendment;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms.  Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein as defined terms are so used as so defined.

2. Amendments to Section 1.1 (Definitions).  (a) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) by relettering existing subclause (f) in the additions to Consolidated EBITDA as new subclause (h);

(ii) by inserting the following new subclauses (f) and (g) in the additions to Consolidated EBITDA:

‘‘(f) any non-cash expenses or losses under FAS 133 resulting from the net change in the fair market value of Hedge Agreements during such period, (g) losses resulting from the termination of ethanol-related Hedge Agreements during such period; provided that the aggregate amount of all such losses under this subclause (g) permitted to be included in Consolidated EBITDA shall not exceed $7,000,000 during the term of this Agreement”;

(iii) by relettering existing subclauses (c), (d) and (e) in the subtractions from Consolidated EBITDA as new subclauses (d), (e) and (f), respectively; and

(iv) by inserting the following new subclause (c) in the subtractions from Consolidated EBITDA:

“(c) any non-cash gains under FAS 133 resulting from the net change in the fair market value of Hedge Agreements,”.

(b) Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition of “FAS 133” in appropriate alphabetical order:

“FAS 133”: Statement of Financial Accounting Standards No. 133.

3. Amendment to Section 6.1 (Financial Condition Covenants — Consolidated Leverage Ratio).  Section 6.1 of the Credit Agreement is hereby amended by adding the following proviso at the end of the final sentence thereof:

“; provided that notwithstanding the foregoing ratio, for the four consecutive fiscal quarter periods ending on June 30, 2008 and September 30, 2008, the Borrower shall be in compliance with this Section 6.1 to the extent that the Consolidated Leverage Ratio as of the last day of such periods does not exceed 3.90 to 1.00 and 3.70 to 1.00, respectively”.

4. Representations and Warranties.  On and as of the date hereof and after giving effect to this Amendment, the Borrower hereby confirms, that the representations and warranties set forth in Section 3 of the Credit Agreement are true and correct in all material respects (if not qualified as to materiality or Material Adverse Effect) or in any respect (if so qualified).

5. Effectiveness of Amendment.  This Amendment shall become effective as of the date first written above upon of satisfaction of the following conditions:

(a) receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower and the Required Lenders; and

(b) receipt by the Administrative Agent of a consent fee for the account of each Lender consenting to this Amendment by 5:00 P.M. (New York City time) on June 30, 2008, in an amount equal to 0.50% of each such Lender’s outstanding Term Loans.

6. Continuing Effect; No Other Amendments or Consents.  Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsection of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same subsection for any other date or time period.

7. Expenses.  The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

8. Counterparts.  This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

9. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DELEK US HOLDINGS, INC.

by:	/s/ Edward Morgan
Name:     Edward Morgan

Title:	Chief Financial Officer

by:	/s/ Joane Walker
Name:     Joane Walker

Title:	V.P. and Chief Accounting Officer

LEHMAN COMMERCIAL PAPER INC., as
Administrative Agent and as a Lender

by:	/s/ Ritam Bhalla
Name:     Ritam Bhalla

Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

by:	/s/ Steven G. Sutton
Name:     Steven G. Sutton

Title:	Division Manager